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404/572-4600                                                       404/572-5100

                                November 1, 2002


Internet Security Systems, Inc.
6303 Barfield Road
Atlanta, Georgia 30328

         Re:      Internet Security Systems, Inc. -- Form S-8 Registration
                  Statement

Ladies and Gentlemen:

         We have acted as counsel for Internet Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to an aggregate of 1,998,979 shares (the "Shares") of the Company's common stock, $0.001 par value per share. Of the Shares, (i) an aggregate of 34,234 Shares may be issued upon the exercise of options ("vCIS Options") granted pursuant to the vCIS, Inc. 2001 Stock Plan (the "Assumed Option Plan"), (ii) an aggregate of 1,914,745 shares may be issued upon the exercise of options ("ISS Options") granted pursuant to the Company's Restated 1995 Stock Incentive Plan (the "Incentive Plan"), (iii) an aggregate of 45,000 shares may be issued pursuant to the Company's 1999 Employee Stock Purchase Plan (the "ESPP") and
(iv) an aggregate of 5,000 shares may be issued pursuant to the Company's 1999 International Stock Purchase Plan (the "International ESPP") (the Assumed Option Plan, the Incentive Plan, the ESPP and the International ESPP are referred to herein collectively as the "Plans"; and the vCIS Options and the ISS Options are referred to herein collectively as the "Options").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued pursuant to the Plans or upon exercise of the Options granted pursuant to the Assumed Option Plan and the Incentive Plan will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms


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Internet Security Systems, Inc.
November 1, 2002
Page 2


subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         a.       The Shares are duly authorized; and

         b. When the Shares are issued pursuant to the Plans or upon exercise of the Options granted pursuant to the Assumed Option Plan or Incentive Plan against payment therefor, as the case may be, as provided in the Assumed Option Plan or Incentive Plan, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ King & Spalding

                                             King & Spalding